Exhibit 99.2

ITEM 1.	FINANCIAL STATEMENTS

VODAVI TECHNOLOGY, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share amounts

	September 30, 2006	December 31, 2005
CURRENT ASSETS:
Cash	$7,487	$6,538
Accounts receivable, net of reserves for doubtful accounts and sales returns of $276 and $279, respectively	6,055	7,126
Inventory	4,024	3,543
Deferred income taxes	446	446
Prepaid and other current assets	1,064	508

Total current assets	19,076	18,161

PROPERTY AND EQUIPMENT, net	1,093	1,228

DEFERRED INCOME TAXES	168	168

OTHER LONG-TERM ASSETS	58	45

	$20,395	$19,602

CURRENT LIABILITIES:
Trade accounts payable	$726	$451
Accrued liabilities	985	944
Accrued rebates	614	453
Trade accounts payable to stockholder	3,689	4,097

Total current liabilities	6,014	5,945

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued	—	—
Common stock, $.001 par value; 10,000,000 shares authorized; 3,860,849 and 3,850,974 shares issued, respectively	4	4
Additional paid-in capital	11,851	11,814
Retained earnings	3,033	2,227
Treasury stock, 97,499 and 76,741 shares at cost, respectively	(507)	(388)

	14,381	13,657

	$20,395	$19,602

The accompanying notes are an integral part of these condensed consolidated balance sheets.

VODAVI TECHNOLOGY, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
In thousands, except share and per share amounts
	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
	2006	2005	2006	2005
REVENUE, net	$10,129	$12,256	$31,142	$32,721

COST OF GOODS SOLD	6,700	7,729	20,248	20,856

GROSS MARGIN	3,429	4,527	10,894	11,865

OPERATING EXPENSES:
Engineering and product development	516	485	1,536	1,503
Selling, general and administrative	2,666	2,998	8,251	8,440

	3,182	3,483	9,787	9,943

OPERATING INCOME	247	1,044	1,107	1,922

INTEREST INCOME	77	30	194	64

INCOME BEFORE INCOME TAXES	324	1,074	1,301	1,986

INCOME TAX PROVISION	123	408	494	753

NET INCOME	$201	$666	$807	$1,233

EARNINGS PER COMMON SHARE:
Basic	$0.05	$0.18	$0.21	$0.33
Diluted	$0.05	$0.16	$0.20	$0.30

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	3,763	3,725	3,770	3,725

Diluted	4,084	4,071	4,101	4,101

The accompanying notes are an integral part of these condensed consolidated financial statements.

VODAVI TECHNOLOGY, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$807	$1,233
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	353	351
Tax benefit on stock option exercises	13	53
Loss on sale of property and equipment	13	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,071	(106)
Inventory	(481)	1,307
Prepaid and other current assets	(556)	(145)
Other long-term assets and deferred taxes	(13)	—
Trade accounts payable	(133)	(553)
Accrued liabilities	201	(92)

Net cash flows provided by operating activities	1,275	2,048

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	16	—
Cash paid to acquire property and equipment	(247)	(310)

Net cash flows used in investing activities	(231)	(310)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(119)	(236)
Stock options exercised	24	59

Net cash flows used in financing activities	(95)	(177)

CHANGE IN CASH	949	1,561

CASH, beginning of period	6,538	4,000

CASH, end of period	$7,487	$5,561

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—

Cash paid for income taxes	$413	$514

The accompanying notes are an integral part of these condensed consolidated financial statements.

VODAVI TECHNOLOGY, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(a) INTERIM FINANCIAL REPORTING

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared by Vodavi Technology, Inc. and subsidiaries (“Vodavi” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of the Company, include all adjustments (consisting of normal recurring accruals and adjustments) necessary for a fair presentation of results of operations, financial position, and cash flows as of and for the periods presented.

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used in accounting for, among other things, customer incentive programs, allowances for bad debts and sales returns, inventory obsolescence, product warranty, depreciation, taxes and other contingencies. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

The results for the three and nine-month periods ended September 30, 2006 are not necessarily indicative of financial results for the full year. These consolidated financial statements should be read in conjunction with the audited Consolidated Financial Statements and notes thereto included in Vodavi’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b) CONCENTRATIONS

The Company currently obtains a substantial majority of its products under manufacturing agreements with LG-Nortel Co. Ltd. (“LGN”) in South Korea and an affiliate of LGN in Thailand. As of September 30, 2006, the Company owed LGN or its affiliate approximately $3.7 million for products purchased under these agreements.

The Company also has a significant concentration of sales and accounts receivable with its two largest distributors, Graybar Electric Company, Inc. and Target Distributing, Inc. These distributors comprised 56% of the Company’s total accounts receivable as of September 30, 2006 compared with 57% as of December 31, 2005.

(c) CALCULATION OF EARNINGS PER SHARE

The Company presents basic and diluted earnings per share (EPS). Basic EPS is determined by dividing net income by the weighted average number of common shares outstanding. The basic weighted average number of common shares outstanding excludes all dilutive securities. Diluted EPS is determined by dividing net income by the weighted average number of common shares and dilutive securities outstanding.

A reconciliation of the numerator and denominator (weighted average number of shares outstanding) of the basic and diluted EPS computation is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands)
Net income	$201	$666	$807	$1,233

Weighted average common shares:
Basic	3,763	3,725	3,770	3,725
Effect of dilutive stock options (1)	321	346	331	376

Diluted	4,084	4,071	4,101	4,101

Anti-dilutive stock options (2)	71	139	109	124

(1)	Dilutive securities are calculated using the treasury stock method and the average market price during the period.
(2)	Options having an exercise price greater than the average market price during the reporting period are anti- dilutive and, therefore, do not enter into the diluted earnings per share calculation.

(d) STOCK OPTIONS PLANS

On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R). SFAS No. 123R requires companies to recognize the grant date fair value of stock options and other equity based compensation issued to employees and non-employees in the income statement. During the nine-month period ended September 30, 2006, no new options were granted and no equity-based compensation expense was recognized in the income statement as all previously granted options were fully vested prior to the adoption of SFAS No. 123R. As a result, the adoption of SFAS No. 123R had no effect on the accompanying condensed consolidated financial statements.

The following table sets forth the Company’s net income and earnings per share as if the provisions of SFAS No. 123R had been adopted from the earliest period presented.

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
	(In Thousands, Except Per Share Amounts)
Net income:
As reported	$666	$1,233
Share-based employee compensation included in net income	—	—
Fair value of options granted, net of taxes	(12)	(133)

Pro forma net income	$654	$1,100

Earnings per share:
As reported - Basic	$0.18	$0.33
As reported - Diluted	0.16	0.30
Pro forma - Basic	0.18	0.30
Pro forma - Diluted	$0.16	$0.27

(e) SEGMENT REPORTING

The Company operates in one reportable segment, the distribution of business telecommunications equipment. Accordingly, the Company has only presented financial information for its one reportable segment.

(f) COMMITMENTS AND CONTINGENCIES

The Company is subject to certain asserted and unasserted claims encountered in the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on its financial position or results of operations. The Company cannot provide assurance, however, that damages that result in a material adverse effect on its financial position or results of operations will not be imposed by these matters.

(g) EQUITY TRANSACTIONS

During the nine-month period ended September 30, 2006, the Company repurchased 20,758 shares of its common stock in the open market for approximately $119,000. Also, during the nine-month period ended September 30, 2006, options for 9,875 shares were exercised with total proceeds of approximately $24,000 that resulted in a tax benefit of $13,000. During the quarter ended September 30, 2006, the Company did not purchase any treasury stock and no options were exercised.

(h) RECENT ACCOUNTING PRONOUNCMENTS

In July, 2006, the Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective for fiscal years beginning after December 15, 2006. The interpretation applies to tax positions within the scope of SFAS No. 109, Accounting for Income Taxes. Interpretation No. 48 is a two-step process for recognition and evaluation of tax positions. It requires the Company to assess whether a tax position is “more-likely-than-not” to be sustained and then to determine the amount of tax position to be recognized in the financial statements. The Company will implement Interpretation No. 48 at the beginning of its next fiscal year (January 1, 2007). The company has not determined the impact, if any, that the adoption of Interpretation No. 48 may have on its financial statements.

(i) SUBSEQUENT EVENTS

On October 18, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Vertical Communications, Inc. (“Vertical”) and Vertical Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Vertical (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence as a wholly owned subsidiary of Vertical.

At the effective time of the Merger, each issued and outstanding share of capital stock of the Company, except for dissenting shares, will be converted into the right to receive $7.50 cash, without interest, on the terms specified in the Merger Agreement. The aggregate consideration payable by Vertical to the stockholders of the Company will be approximately $31.2 million in cash. Immediately prior to the effective time of the Merger, all outstanding options to purchase shares of the Company’s capital stock will be exercised pursuant to a cashless exercise procedure and all equity incentive plans administered by the Company will be terminated.